Cal Alta Auto Glass, Inc.
#8, 3927 Edmonton Trail, N.E.
Calgary, Alberta T2E T1

			March 5, 2008

Mr. Kirk Reed, Chairman
& The Board of Directors of
Energy One Resource Services Inc.
Suite 1000, Bankers Hall West
888 - 3rd Street, S.W.
Calgary, Alberta  T2P 5L5
		RE:	Second Extension of Letter
		     of Intent - Proposed Take-over
			Bid for the shares of Energy
                          One Resource Services Inc.
Gentlemen:
	Let this Letter serve as our mutual agreement to further extend the time period set forth in our
Letter of Intent and the Extension of Letter of Intent,
 both as previously executed between Cal Alta
Auto Glass, Inc. and Energy One Resource Services,
 Inc. so that, as further extended, the time period for the planned closing of the Acquisition
 (as defined in the Letter of Intent and the Extension to the Letter of Intent of October 10,
2007) shall be extended from March 10, 2008 for an additional six (6) month period to August 10, 2008
 (the "Additional Revised Closing Date") at which time the Definitive Agreements shall be executed.
	In executing this Second Extension of the Letter of Intent (the "Second Extension of the
Letter of Intent"), we both agree that all of the terms
 and conditions of the Letter of Intent shall continue through to the Additional Revised Closing Date.








      If this Extension of the Letter of Intent properly sets forth our mutually agreeable understanding with respect to the above matters, please so indicate by executing this Second
Extension of the Letter of Intent in the space provided below, and return a copy of such original to Frank Aiello at your earliest convenience (via fax at (403)216-3479) with a second copy to the Buyer's counsel, Law Offices of William M. Aul via fax at 619-542-0555.
Very truly yours,


CAL ALTA AUTO GLASS, INC.
Date:


Per:





Frank Aiello, President




ENERGY ONE RESOURCE
SERVICES INC.
Date:


Per:





Kirk Reed, Chairman


[SIGNATURE PAGE TO SECOND EXTENSION OF LETTER OF INTENT
OF MARCH 5, 2008]





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